UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

NEUMORA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41802	84-4367680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

(Address of principal executive offices) (Zip Code)

(857) 760-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NMRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On April 15, 2024, Neumora Therapeutics, Inc. (the “Company”) announced that its Phase 1 trial of NMRA-266 has been placed on clinical hold by the U.S. Food and Drug Administration (“FDA”). NMRA-266 is a positive allosteric modulator (PAM) of the M4 muscarinic receptor and is part of the Company’s M4 PAM franchise. The clinical hold determination follows recently available pre-clinical data showing convulsions in rabbits. Following this action, the Phase 1 single ascending dose / multiple ascending dose study with NMRA-266 has been paused. Approximately 30 participants have been dosed in the Phase 1 study, with no evidence of convulsions observed in any participant. The Company is working with the FDA to evaluate the potential to resolve the clinical hold. While these discussions with the FDA are ongoing, the Company’s prior guidance regarding NMRA-266 is no longer applicable. The Company will provide an update on NMRA-266 when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUMORA THERAPEUTICS, INC.

Date: April 15, 2024	By:	/s/ Joshua Pinto
Joshua Pinto
Chief Financial Officer